Exhibit  17 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of TRUST FOR SHORT-TERM U.S. GOVERNMENT SECURITIES and the Deputy General Counsel of Federated Investors, and each of them, their trust and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURES                TITLE                 DATE


/s/ John F. Donahue      Chairman and Trustee January 22, 1996
John F. Donahue          (Chief Executive Officer)
/s/ Glen R. Johnson      President            January 22, 1996
Glen R. Johnson

/s/ David M. Taylor      Treasurer            January 22, 1996
David M. Taylor          (Principal Financial and
                               Accounting Officer)

/s/ Thomas G. Bigley     Trustee              January 22, 1996
Thomas G. Bigley

/s/ John T. Conroy, Jr.                       Trustee  January 22, 1996
John T. Conroy, Jr.

/s/ William J. Copeland                       Trustee  January 22, 1996
William J. Copeland

/s/ James E. Dowd        Trustee              January 22, 1996
James E. Dowd

/s/ Lawrence D. Ellis, M.D.                       Trustee   January 22, 1996
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                       Trustee   January 22, 1996
Edward L. Flaherty, Jr.

/s/ Peter E. Madden      Trustee              January 22, 1996
Peter E. Madden

/s/ Gregor F. Meyer      Trustee              January 22, 1996
Gregor F. Meyer

/s/ John E. Murray, Jr.                       Trustee  January 22, 1996
John E. Murray, Jr.

/s/ Wesley M. Posvar     Trustee              January 22, 1996
Wesley M. Posvar

/s/ Marjorie P. Smuts    Trustee              January 22, 1996
Marjorie P. Smuts

Sworn to and subscribed before me this 22nd day of January, 1996


/s/ Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expries Sept. 16, 1996